EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of the Genesis Companies Group, Inc. (the "Company") on Form 10-QSB for the six month period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 15, 2005 (the "Report"), I, the undersigned, in the capacity and on the date indicated below, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     1. The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  August 15, 2005              s/Wm. Ernest Simmons
                                     -------------------------------------------
                                     Wm. Ernest Simmons, Chief Executive Officer and Chief Financial Officer